UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2024

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1955 Broadway, Suite 600

Oakland, CA 946121

(Address of principal executive offices)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

1 We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On May 6, 2024, Block, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers listed in Schedule I therein (the “Initial Purchasers”), relating to the sale by the Company of $2.0 billion in aggregate principal amount of its 6.50% Senior Notes due 2032 (the “Notes”) in private placements to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The aggregate principal amount of the offering was increased from the previously announced offering size of $1.5 billion.

The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment of debt under its existing notes, potential acquisitions and strategic transactions, capital expenditures, investments and working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indenture

On May 9, 2024, the Company entered into an indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company and the Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee of the Notes.

Interest

The Notes mature on May 15, 2032 and bear interest at a rate of 6.50% per annum. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2024.

Optional Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to May 15, 2027 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding the redemption date. On and after May 15, 2027 the Company may redeem the Notes at specified prices as set forth in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

If the Company experiences a change of control triggering event (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Covenants

The Indenture contains covenants that, among other things, restrict the ability of the Company and/or its domestic restricted subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;
•	create, assume, incur or guarantee certain indebtedness; and
•	consolidate or merge with, or convey, transfer or lease all or substantially all of the Company and its subsidiaries assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes under the Indenture may declare all the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of (i) the Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference and (ii) the Form of 6.50% Senior Note due 2032, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On May 6, 2024, the Company issued a press release announcing its intention to offer approximately $1.5 billion aggregate principal amount of senior notes subject to market and other conditions, in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On May 6, 2024, the Company issued a press release announcing the upsize and pricing of its offering of $2.0 billion aggregate principal amount of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of May 9, 2024, by and between Block, Inc. and Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of 6.50% Senior Note due 2032 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of May 6, 2024, among Block, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers listed in Schedule 1 thereto.

99.1	Press release, dated May 6, 2024.

99.2	Press release, dated May 6, 2024.

104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

/s/ Chrysty Esperanza
By: Chrysty Esperanza
Title: Chief Legal Officer and Corporate Secretary

Dated: May 9, 2024